Ex. 10.21(b)
AMENDMENT NO. 1 to
LICENSE AGREEMENT

This FIRST AMENDMENT (the ”Amendment”), effective as of the date last signed below (the ”Amendment Date”), amends that certain License Agreement dated November 27, 2017 (together with all exhibits, amendments and attachments thereto, the "Original Agreement”) by and between Kyowa Kirin Co., Ltd. (f/k/a Kyowa Hakko Kirin Co., Ltd.), a Japanese corporation with a place of business at 1—9— 2 Otemachi, Chiyoda—ku, Tokyo 100-0004, Japan ("KKC"), and Ardelyx, Inc., a Delaware corporation having its principal place of business at 34175 Ardenwood Boulevard, Fremont, California United States of America 94555 ("Ardelyx"). KKC and Ardelyx shall each be hereinafter referred to as a "Party" and collectively as the ”Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.

WHEREAS, KKC has no further need for Licensed Product supply from Ardelyx and desires only to receive API supply in accordance with the Original Agreement and the MSA; and

WHEREAS, the Parties wish to amend the Original Agreement to reflect the foregoing;

NOW, THEREFORE, in consideration ofthe premises and the terms and conditions contained herein, the Parties agree as follows:

1.Development Product Supply. The Parties agree that Ardelyx shall have no further obligation to supply to KKC, and KKC shall have no further obligation to purchase from Ardelyx, any Development Product Supply pursuant to Section 5.01(a) of the Original Agreement. KKC acknowledges and agrees that: (a) Ardelyx has fulfilled all of its obligations with respect to Development Product Supply under the Original Agreement, as amended by this Amendment, and that (b) other than provisions which expressly survive termination or expiration, all of Ardelyx's obligations under the Original Agreement with respect to Development Product Supply shall expire automatically on the Amendment Date. Notwithstanding the foregoing, if KKC requests Ardelyx to supply to KKC the Lead Licensed Product and placebos that are manufactured for the US market in order for KKC to conduct the CMC Development of the Lead Licensed Product and placebos by KKC in the Territory, the Parties shall discuss KKC’s request in good faith.

2.Amendment. In connection with the foregoing, Exhibit F to the Original Agreement is hereby amended to delete the tables listed under clauses (i)-(iii) and to insert the following language in their place: ”As set forth in Exhibit C to the MSA dated April 9, 2018, as amended."
3.Commercial Product Supply. KKC has elected to assume responsibility for Manufacture of Licensed Products and does not desire Ardelyx to provide Temporary Commercial Product Supply pursuant to Section 5.01(b) of the Original Agreement. The Parties therefore agree that: (a) Ardelyx shall have no obligation to supply Temporary Commercial Product Supply, and (b) each occurrence of the term ”Temporary Commercial Product Supply” throughout the Original Agreement is hereby omitted and surrounding language adjusted to reflect such omission.

4.Third Party Manufacturers. The Parties acknowledge that Ardelyx may in its discretion provide assistance to KKC in engaging one or more of Ardelyx’s Third Party contractors (each an "Ardelyx Contractor”) to perform Manufacturing activities for KCC. The Parties agree that, in connection with KKC’s engagement of any Ardelyx Contractor, each Party will use Commercially Reasonable Efforts to avoid interference with the other Party‘s own supply requirements from such Ardelyx Contractor.

Without limiting the foregoing, KKC shall obtain Ardelyx’s prior written approval for any Manufacturing services to be scheduled in the same physical location being used for Manufacture of Ardelyx’s own supply requirements by such Ardelyx Contractor.

5.Miscellaneous. This Amendment shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law rules thereof that would require application of the laws of any other jurisdiction. Except as expressly amended hereby, the Original Agreement remains unchanged and in full force and effect. The Original Agreement together with this Amendment shall be construed as a single instrument. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this First Amendment to License Agreement to be executed by their duly authorized representatives as of the Amendment Date.

Kyowa Kirin Co., Ltd.     Ardelyx, Inc.
/s/ Yasou Fujii    /s/ Michael Raab

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/s

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Name: Yasuo Fujii Name: Michael Raab
Title: Executive Officer, Director,    Title: CEO
Business Development Department
Date: June 17, 2020    Date: June 23, 2020